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                                                                    Exhibit 10.8

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.


                      DEVELOPMENT AND PRODUCTION AGREEMENT
                                       FOR
                        ACTIVE PHARMACEUTICAL INGREDIENT


                                     between


                              SIEGFRIED (USA), INC.
                             33 Industrial Park Road
                            Pennsville, NJ 08070 USA

                                       and

                                 SIEGFRIED LTD.
                              Untere Bruhlstrasse 4
                            4800 Zofingen SWITZERLAND

              (hereinafter collectively referred to as "SIEGFRIED")


                                       and


                          MOMENTA PHARMACEUTICALS, INC.
                                43 Moulton Street
                             Cambridge, MA 02138 USA

                     (hereinafter referred to as "MOMENTA")

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                                    RECITALS

This DEVELOPMENT AND PRODUCTION Agreement (the "Agreement") is entered into as of the last date of signature set forth below (the "Effective Date") by and between SIEGFRIED and MOMENTA.

WHEREAS, MOMENTA owns certain know-how pertaining to ENOXAPARIN and wishes to have SIEGFRIED undertake the DEVELOPMENT and PRODUCTION of ENOXAPARIN under the terms and conditions of this Agreement; and

WHEREAS, SIEGFRIED has expertise in developing and manufacturing active pharmaceutical ingredients and wishes to undertake the DEVELOPMENT and PRODUCTION of ENOXAPARIN on behalf of and for MOMENTA under the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MOMENTA and SIEGFRIED agree as follows:

1.      DEFINITIONS

For the purpose of this Agreement, the following definitions shall apply:

1.1 "ENOXAPARIN" shall mean the active pharmaceutical ingredient commonly known as enoxaparin sodium and more specifically described in Appendix A.

1.2 "KNOW-HOW" shall mean information and materials, including, without limitation, ideas, concepts, discoveries, inventions, developments, improvements, know-how, expertise, trade secrets, designs, devices, equipment, process conditions, specifications, algorithms, notation systems, works of authorship, computer programs, technologies, formulas, techniques, methods, procedures, assay systems, applications, experimental results, data (including, without limitation, analytical, toxicological, pharmacological, clinical, bioequivalence and stability data), documentation, reports, sugars, polysaccharides, heparinases, enzymes, reagents, glycoproteins, proteins, peptides, glycoconjugates, primers, plasmids, vectors, expression systems, cells, cell lines, antibodies, organisms, formulations, chemical compunds and products, whether patentable or otherwise.

1.3 "MOMENTA KNOW-HOW" shall mean all KNOW-HOW controlled by MOMENTA as of the date of this Agreement or developed or acquired by MOMENTA during the term, but not in the performance of, this Agreement that pertains to ENOXAPARIN or PRODUCT including, without limitation, the DEVELOPMENT of ENOXAPARIN or the PRODUCTION of ENOXAPARIN or PRODUCT. MOMENTA KNOW-HOW shall not include NEW KNOW-HOW.

1.4 "MOMENTA IP" shall mean all MOMENTA KNOW-HOW and all patents, patent applications, copyrights, trade secrets and other intellectual property rights controlled by MOMENTA covering the MOMENTA KNOW-HOW.

1.5 "SIEGFRIED KNOW-HOW" shall mean all KNOW-HOW (a) controlled by SIEGFRIED as of the date of this Agreement or developed or acquired by SIEGFRIED during the term, but not in the performance, of this Agreement that pertains to generic development or production

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technologies or (b) developed or made and/or reduced to practice by SIEGFRIED during the performance of this Agreement that pertains solely to generic development or production technologies. SIEGFRIED KNOW-HOW shall not include NEW KNOW-HOW.

1.6 "SIEGFRIED IP" shall mean all SIEGFRIED KNOW-HOW and all patents, patent applications, copyrights, trade secrets and other intellectual property rights controlled by SIEGFRIED covering the SIEGFRIED KNOW-HOW.

1.7 "NEW KNOW-HOW" shall mean all KNOW-HOW that pertains to ENOXAPARIN or PRODUCT, the DEVELOPMENT of ENOXAPARIN, or the PRODUCTION of ENOXAPARIN or PRODUCT that is developed or made and/or reduced to practice by SIEGFRIED pursuant to this Agreement.

1.8 "NEW IP" shall mean all NEW KNOW-HOW and all patents, patent applications, copyrights, trade secrets and other intellectual property rights therein.

1.9 "DEVELOPMENT" shall mean the activities pertaining to the development of the process for the PRODUCTION of PRODUCT including, without limitation, the scale-up of the current process and delivery of samples of ENOXAPARIN, that are described as Phase I - Laboratory under the Scope of Work in Appendix B.

1.10 "PRODUCTION" shall mean the activities pertaining to the production of PRODUCT including, without limitation, the supply of quantities of PRODUCT, that are described as Phase II - Pilot Production under the Scope of Work in Appendix B.

1.11    "PRODUCT" shall mean ENOXAPARIN that meets the SPECIFICATIONS.

1.12 "SPECIFICATIONS" shall mean the specifications set forth in Appendix C as the same may be amended by MOMENTA in accordance with the terms of this Agreement.

1.13 "MASTER PRODUCTION RECORD" shall mean the formal set of instructions for PRODUCTION of PRODUCT.

1.14 "GMP" shall mean those practices in the manufacture of pharmaceutical products that are recognized as the current good manufacturing practices by the FDA in accordance with FDA regulations, guidelines and other administrative interpretations and rulings in connection therewith, including, but not limited to those regulations cited in 21 C.F.R. Parts 210 and 211 and the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use, Guidance for Industry Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients, August 2001.

1.15 "ACT" shall mean the Federal Food, Drug and Cosmetics Act, together will all rules and regulations promulgated thereunder, as the same may be amended from time to time.

1.16    "FDA" shall mean the United States Food and Drug Administration.

1.17 "REGULATORY AUTHORITIES" shall mean those agencies or authorities responsible for regulation of PRODUCT in the United States and oversees including, without limitation, the FDA.

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1.18    "BATCH" shall mean the material resulting from a single manufacturing order during a specific cycle of PRODUCTION.

1.19 "AFFILIATE" shall mean, with respect to a given party, any company, corporation or other business entity controlling, controlled by, or under common control with it at any time during the term of this Agreement. For the purpose of this definition, the term "control" shall mean the possession of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting stock, by contract or otherwise. In the case of a corporation, the term "control" shall mean the direct or indirect ownership of at least fifty percent (50%) of the outstanding voting stock.

1.20 "CONFIDENTIAL INFORMATION" shall mean (a) in the case of MOMENTA, the MOMENTA IP, NEW IP and any and all other information and materials disclosed by MOMENTA to SIEGFRIED pursuant to the terms of this Agreement and (b) in the case of SIEGFRIED, the SIEGFRIED IP and any and all other information and materials, other than the NEW IP, disclosed by SIEGFRIED to MOMENTA pursuant to the terms of this Agreement.

2.      DEVELOPMENT AND PRODUCTION

2.1 MOMENTA hereby engages SIEGFRIED to undertake the DEVELOPMENT and PRODUCTION of ENOXAPARIN upon the terms and conditions set forth in this Agreement and SIEGFRIED hereby accepts such engagement.

2.2 SIEGFRIED shall use commercially diligent efforts to undertake DEVELOPMENT in accordance with the Scope of Work set forth in Appendix B as Phase I - Laboratory, with the goal of meeting the time line for the completion of DEVELOPMENT set forth in Appendix E.

2.3 SIEGFRIED shall use commercially diligent efforts to undertake PRODUCTION in accordance with the Scope of Work set forth in Appendix B as Phase II - Pilot Production, with the goal of meeting the time line for the completion of PRODUCTION set forth in Appendix E and the goal of delivering [**] kilograms of PRODUCT.

2.4 MOMENTA shall evaluate the samples of ENOXAPARIN delivered as part of the DEVELOPMENT and shall evaluate the SPECIFICATIONS and MASTER PRODUCTION RECORD prepared by SIEGFRIED for the PRODUCTION of PRODUCT. In the event that MOMENTA is not satisfied with the samples of ENOXAPARIN or the SPECIFICATIONS or MASTER PRODUCTION RECORD for the PRODUCTION of PRODUCT, SIEGFRIED shall continue to work with MOMENTA on the process for the PRODUCTION of PRODUCT. SIEGFRIED shall not initiate PRODUCTION until the foregoing activities shall have occurred and SIEGFRIED shall have received written approval from MOMENTA of the SPECIFICATIONS and MASTER PRODUCTION RECORD.

2.5 Laboratory studies conducted as part of the DEVELOPMENT may, but need not, be performed in compliance with GMP. All DEVELOPMENT and PRODUCTION associated with the actual manufacture of the [**] kilograms of PRODUCT shall be performed in compliance with all applicable laws, regulations and rules including, without limitation, GMP and the ACT. Further, all PRODUCT shall meet the SPECIFICATIONS and all PRODUCTION shall be in accordance with the MASTER PRODUCTION RECORD.

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2.6     SIEGFRIED shall perform all DEVELOPMENT and PRODUCTION at its facility located in Pennsville, New Jersey.

2.7 PRODUCT shall be used by MOMENTA for stability, preclinical, clinical and other development purposes.

3.      TRANSFER OF INFORMATION AND MATERIALS

3.1 MOMENTA shall be responsible for providing SIEGFRIED with such MOMENTA KNOW-HOW as is reasonably necessary for SIEGFRIED to conduct the DEVELOPMENT and PRODUCTION including, without limitation, the existing laboratory-scale process for the PRODUCTION of ENOXAPARIN and the analytical methods for the PRODUCTION of PRODUCT.

3.2 SIEGFRIED shall be responsible for the procurement of all raw materials as are required for SIEGFRIED to conduct the DEVELOPMENT and PRODUCTION, provided that MOMENTA shall be responsible for supplying SIEGFRIED, at no cost, with the necessary quantities of heparin for DEVELOPMENT and with [**] kilograms of heparin for PRODUCTION.

3.3 Upon any expiration or termination of this Agreement, for whatever reason, SIEGFRIED shall forward to MOMENTA, upon MOMENTA's request, any quantities of raw material supplied by MOMENTA or purchased by SIEGFRIED pursuant to this Agreement, any quantities of ENOXAPARIN or PRODUCT, and any quantities of any other material produced pursuant to this Agreement, such as materials constituting work-in-progress. Notwithstanding the foregoing, SIEGFRIED shall be entitled to retain such samples of the foregoing as are required by law or are required in order for SIEGFRIED to comply with its standard operating procedures.

4.      COLLABORATION AND REPORTING

4.1 SIEGFRIED shall perform the DEVELOPMENT and PRODUCTION in collaboration with MOMENTA and shall keep MOMENTA regularly informed with respect to the status of the DEVELOPMENT and PRODUCTION. Further, SIEGFRIED shall provide MOMENTA with monthly written reports in a brief summarized form depicting the progress of the work according to Appendices B and E.

4.2 Each party shall appoint one representative to be responsible for the collaboration under this Agreement and all day-to-day communication between the parties under this Agreement shall be addressed to such representatives. Any report, approval or notice required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and sent by certified or registered mail, return receipt requested, postage prepaid, sent by a nationally recognized overnight courier service, or sent by hand delivery, to the representative for such party at the address set forth below for such party. If a party changes its representative or address, written notice shall be given promptly to the other party of the new representative or address. Notice shall be deemed given on the third business day after being sent in the case of delivery by mail, on the first business day after being sent in the case of delivery by overnight courier, and on the date of delivery in the case of delivery by hand.

The addresses of the parties and representatives are as follows:

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If to MOMENTA:       Momenta Pharmaceuticals, Inc.
                     43 Moulton Street
                     Cambridge, MA 02138

                     Representative: Joseph E. Tyler
                     E-Mail: jtyler@momentapharma.com

If to SIEGFRIED:     Siegfried (USA), Inc.
                     33 Industrial Park Road
                     Pennsville, NJ 08070

                     Representative: Scott M. Powers
                     E-Mail: scott.powers@siegfried-usa.com

5.      DOCUMENTATION AND RECORD KEEPING

5.1 With respect to each BATCH of PRODUCT, SIEGFRIED shall maintain and submit to MOMENTA copies of the completed batch record, deviation reports, out-of-specification records, investigation reports, in-process control raw data, analytical data, certificates of analysis and MASTER PRODUCTION RECORD.

5.2 SIEGFRIED shall retain all raw data for thirteen (13) years from the expiration or termination of this Agreement. After this period SIEGFRIED shall, upon the timely request of MOMENTA within thirty (30) days after notification from SIEGFRIED, forward such data to MOMENTA. Otherwise SIEGFRIED shall destroy such raw data.

6.      QUALITY ASSURANCE AUDITS AND INSPECTIONS

6.1 SIEGFRIED's quality assurance group shall closely monitor and report on the DEVELOPMENT of ENOXAPARIN and the PRODUCTION of PRODUCT in order to verify compliance with GMP and the ACT.

6.2 MOMENTA shall have the right to request up to two (2) quality assurance audits of the DEVELOPMENT of ENOXAPARIN and the PRODUCTION of PRODUCT in order to verify compliance of DEVELOPMENT and PRODUCTION in accordance with the terms of this Agreement. More frequent audits shall be permitted by SIEGFRIED in the case of deficiencies as described Sections 13.1 and 13.2. All visits shall be during normal business hours, shall not, either individually or when taken together with all other such visits, unreasonably interrupt the operation of SIEGFRIED, and shall be at the expense of MOMENTA. Further, all visiting employees and consultants of MOMENTA shall have executed an appropriate non-disclosure agreement or otherwise be under an obligation of confidentiality consistent with Article 8 and shall comply at all times with all security and other personnel and visitor procedures of SIEGFRIED.

6.3 Unless required by law, SIEGFRIED shall have no contact or communication with any REGULATORY AUTHORITY regarding the DEVELOPMENT or PRODUCTION without the prior written consent of MOMENTA and MOMENTA shall be solely responsible for all such contacts and communications. In the event that SIEGFRIED receives any contact or communication

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from any REGULATORY AUTHORITY pertaining to the DEVELOPMENT or PRODUCTION,
SIEGFRIED shall notify MOMENTA immediately and shall provide MOMENTA with copies of any tangible manifestations of any such contact or communication within one
(1) business day thereafter. SIEGFRIED shall consult with MOMENTA regarding the response to any such contact or communication and shall permit MOMENTA to control and/or participate in such response. SIEGFRIED shall allow inspections by REGULATORY AUTHORITIES of the DEVELOPMENT and PRODUCTION. In the event that the DEVELOPMENT or PRODUCTION is inspected by a REGULATORY AUTHORITY, SIEGFRIED shall inform MOMENTA prior to such inspection if at all possible or, if not possible, immediately following such inspection.

7.      RIGHTS, INVENTIONS AND PATENTS

7.1 All MOMENTA IP shall be and remain the exclusive property of MOMENTA. All SIEGFRIED IP shall be and remain the exclusive property of SIEGFRIED. All NEW IP shall be "works made for hire" and the exclusive property of MOMENTA. Further, all records of work performed by SIEGFRIED under this Agreement and all reports required to be delivered by SIEGFRIED to MOMENTA under this Agreement shall be "works made for hire" and the exclusive property of MOMENTA. Notwithstanding the foregoing, solely to the extent necessary to comply with applicable laws and regulations, SIEGFRIED shall have the right to keep one (1) copy, or if so required one (1) original, of such records and reports.

7.2 MOMENTA, or its designee, shall have the sole right to file patent applications relating to inventions included in the NEW KNOW-HOW. In the event that MOMENTA, or its designee, seeks such patent protection, MOMENTA, or its designee, shall bear the costs, including, but not limited to, attorneys fees, associated with preparing, filing and prosecuting such patent applications and for maintaining such patent protection as may be granted. In the event that MOMENTA, or its designee, seeks such patent protection, SIEGFRIED shall provide MOMENTA with reasonable assistance to obtain and defend such patent protection at MOMENTA's expense.

7.3 If, during the course of this Agreement, SIEGFRIED, or any of its employees or consultants, develops or makes and/or reduces to practice any item, including, without limitation, any invention, included in the NEW KNOW-HOW, SIEGFRIED hereby irrevocably assigns to MOMENTA all right, title and interest it, or any of its employees, consultants and permitted subcontractors, may have in such items included in the NEW KNOW-HOW.

7.4 SIEGFRIED further agrees that, upon request by MOMENTA and at MOMENTA's expense, SIEGFRIED shall promptly execute, acknowledge or deliver any papers deemed reasonably necessary by MOMENTA to document, enforce, protect, and otherwise perfect such rights of MOMENTA, including, without limitation, all documents necessary to obtain or perfect any intellectual property protection and/or to effect an assignment of ownership of the same to MOMENTA.

7.5 SIEGFRIED represents that it has or will have agreements with all employees, consultants and permitted subcontractors of SIEGFRIED who participate in the DEVELOPMENT or PRODUCTION which effectively vest in SIEGFRIED any and all rights which such persons or entities might otherwise have in the results of their work and are adequate to permit SIEGFRIED to transfer such rights to MOMENTA in accordance with this Article 7.

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7.6     MOMENTA hereby grants to SIEGFRIED a non-exclusive, non-sublicensable, royalty-free license under the MOMENTA IP and NEW IP to conduct the DEVELOPMENT and PRODUCTION during the term of this Agreement.

7.7 SIEGFRIED hereby grants to MOMENTA a non-exclusive, worldwide, irrevocable, sublicensable, royalty-free license under the SIEGFRIED IP to develop, make, have made, use, sell, have sold, offer for sale, import and have imported ENOXAPARIN or PRODUCT and to otherwise exploit the NEW IP.

7.8 SIEGFRIED hereby agrees, during the term of this Agreement and for a period of [**] years after the expiration or termination of this Agreement, regardless of the cause of such expiration or termination, to work exclusively with MOMENTA with respect to the DEVELOPMENT of ENOXAPARIN and/or the PRODUCTION of ENOXAPARIN and PRODUCT.

7.9 To the extent that the NEW IP has application to products other than unfractionated or low molecular weight heparin products, MOMENTA hereby grants to SIEGFRIED a non-exclusive, worldwide, irrevocable, non-sublicensable, royalty-free license under the NEW IP to develop, make, have made, use, sell, have sold, offer for sale, import and have imported products that are not unfractionated heparin or a low molecular weight heparin. For purposes of clarity, the foregoing shall not be construed to constitute an implied license to any MOMENTA IP.

8.      CONFIDENTIALITY

8.1 Each party agrees to retain in strict confidence and not to disclose, divulge or otherwise communicate to any other person or entity any CONFIDENTIAL INFORMATION of the other party, whether disclosed prior to, or after the date hereof, and further agrees not to use any such CONFIDENTIAL INFORMATION for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, provided that each party may disclose CONFIDENTIAL INFORMATION of the other party to the officers, directors, employees, agents, consultants, permitted subcontractors or other representatives of the receiving party or its AFFILIATES (the "Representatives"), who, in each case, need to know such CONFIDENTIAL INFORMATION for purposes of the implementation and performance by the receiving party of this Agreement and will use such CONFIDENTIAL INFORMATION only for such limited purposes.

8.2 Each party agrees to use at least the same standard of care as it uses to protect proprietary or CONFIDENTIAL INFORMATION of its own of comparable sensitivity and to exercise every reasonable precaution to prevent and restrain the unauthorized disclosure of such CONFIDENTIAL INFORMATION by any of its Representatives.

8.3 Each party warrants that each of its Representatives to whom any CONFIDENTIAL INFORMATION is revealed shall previously have been informed of the confidential nature of the CONFIDENTIAL INFORMATION and shall have agreed to be bound by the terms and conditions of this Article 8 applicable to the receiving party.

8.4 The provisions of Section 8.1 shall not apply to any CONFIDENTIAL INFORMATION disclosed hereunder which:
        a) was known by the receiving party prior to its disclosure to the receiving party by the other party, as evidenced by the prior written records of the receiving party; or

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        b)      either before or after the date of disclosure to the receiving party by the other party is lawfully disclosed to receiving party by an independent, unaffiliated third party rightfully in possession of the CONFIDENTIAL INFORMATION, provided that disclosure and use is in conformity with the obligations of confidentiality and non-use imposed by such third party; or
        c) either before or after the date of disclosure to the receiving party by the other party becomes published or generally known to the public through no fault or omission on the part of the receiving party or its Representatives; or
        d) is developed independently by the receiving party without use of CONFIDENTIAL INFORMATION of the other party, as evidenced by the written records of the receiving party; or
        e) is required to be disclosed by the receiving party to comply with applicable laws, to defend or prosecute litigation, or to comply with governmental laws or regulations, provided that the receiving party provides prior written notice of such disclosure to the other party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

8.5 Notwithstanding anything herein to the contrary, the parties agree that disclosure and use by MOMENTA or SIEGFRIED of CONFIDENTIAL INFORMATION of the other party pursuant to any of the licenses granted in Sections 7.6 through 7.8 shall not be a violation of any term or condition contained in this Article 8, provided that such disclosure or use is reasonably necessary in order to exploit the applicable license granted.

8.6 Except as may be required by law or regulation, or in response to a valid subpoena or other judicial order, neither party shall disclose the terms of this Agreement without the prior written consent of the other party, except that the parties may disclose the terms of this Agreement to their accountants and attorneys, provided any such attorney or accountant agrees to be bound by the confidentiality obligations of this Section 8.6.

8.7 Except as otherwise set forth in this Agreement, nothing herein shall be construed as giving either party any right, title, interest in or ownership of the CONFIDENTIAL INFORMATION of the other party. For the purposes of this Agreement, any specific item disclosed as part of CONFIDENTIAL INFORMATION shall not be deemed to be in the public domain or in the prior possession of the receiving party merely because it is embraced by more general information in the public domain or by more general information in the prior possession of the receiving party.

8.8     The confidentiality obligations of the parties contained in this
Article 8 shall remain binding on both parties during the term of this Agreement and for a period of fifteen (15) years after the expiration or termination of this Agreement, regardless of the cause of such expiration or termination. The parties acknowledge that any breach of this Article 8 will constitute irreparable harm, and that the non-breaching party shall be entitled to specific performance or injunctive relief to enforce this Article 8 in addition to whatever remedies such party may otherwise be entitled to at law or in equity.

9.      TERMINATION

9.1 This Agreement shall commerce upon the Effective Date and, unless terminated sooner in accordance with the terms and conditions provided herein, shall remain in full force and effect until the date of the delivery and acceptance of the [**] kilograms of PRODUCT by MOMENTA.

9.2 Either party may terminate this Agreement immediately by providing written notice to the other party upon the occurrence of any of the following events:

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        a)      the other party breaches a material obligation of this Agreement and, after written notification from the non-breaching party, fails to remedy the breach within fifteen (15) days of such written notification; or
        b) either party reasonably determines that, for valid scientific or technical reasons, the goals for the DEVELOPMENT or PRODUCTION cannot be achieved within the parameters or timelines agreed to in Appendices B and E and the parties cannot agree on a modification of such goals, parameters or timelines within thirty (30) days of the date of the determination, it being understood that each party shall be obligated to use good faith efforts to agree on as minimal a modification of such goals, parameters or timelines as is reasonably required by the scientific or technical obstacle; or
        c) solely to the extent permitted by law, the other party opens bankruptcy proceedings, goes into receivership, or allows its creditors to place the company in receivership.

9.3 MOMENTA may terminate this Agreement, at any time, upon the giving of thirty (30) days prior written notice to SIEGFRIED.

9.4 Upon any termination of this Agreement, the parties shall determine the total amount of (a) the cost of all raw materials purchased by SIEGFRIED for purposes of DEVELOPMENT and PRODUCTION plus (b) a reasonable estimate of the cost of the labor associated with the proportion of the DEVELOPMENT and PRODUCTION performed up to the date of the determination in the case of a termination pursuant to clause (b) of Section 9.2 or up to the date of the termination in the case of all other terminations of this Agreement (the "Actual Cost"). For purposes of the foregoing calculation, fifty percent (50%) of the fee set forth in Section 10.1 shall be attributed to the DEVELOPMENT and fifty percent (50%) of the fee set forth in Section 10.1 shall be attributed to the PRODUCTION. In the event of a termination by MOMENTA pursuant to clause (b) of
Section 9.2 or Section 9.3 or a termination by SIEGFRIED, subject to SIEGFRIED's compliance with Section 3.3, SIEGFRIED shall be entitled to retain or receive the Actual Cost. In determining whether an actual payment shall be due SIEGFRIED from MOMENTA, all amounts previously paid by MOMENTA pursuant to Section 10.1 for DEVELOPMENT and PRODUCTION shall be taken into account. In the event that MOMENTA shall have previously paid SIEGFRIED an amount greater than the Actual Cost, SIEGFRIED shall pay MOMENTA an amount equal to the difference between the amount previously paid by MOMENTA and the Actual Cost. In the event of a termination by MOMENTA pursuant to clause (a) or (c) of Section 9.2, SIEGFRIED shall not be entitled to any further payments from MOMENTA but, subject to SIEGFRIED's compliance with Section 3.3, shall be entitled to retain all amounts previously paid by MOMENTA pursuant to Section 10.1 for DEVELOPMENT and PRODUCTION unless MOMENTA shall have previously paid SIEGFRIED an amount greater than the Actual Cost. In any such case, SIEGFRIED shall pay MOMENTA an amount equal to the difference between the amount previously paid by MOMENTA and the Actual Cost.

9.5 All rights and obligations as set forth in Sections 3.3, 5.2, 7.1, 7.2, 7.3, 7.4, 7.5, 7.7, 7.8, 7.9, 9.4, 13.3, 13.4 and 13.5 and Articles 8 and 12
shall continue irrespective of any expiration or termination of this Agreement.

9.6 The waiver by the parties of any breach, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein.

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10.     PAYMENT AND DELIVERIES

10.1 MOMENTA shall pay SIEGFRIED a total fee of [**] U.S. Dollars ($[**]) for the DEVELOPMENT and PRODUCTION. Such fee shall become due in accordance with the timetable set forth in Appendix D. SIEGFRIED shall invoice MOMENTA as payments become due and MOMENTA shall pay such invoices within thirty (30) days thereafter.

10.2 If, during the course of DEVELOPMENT, it becomes reasonably apparent to SIEGFRIED that (a) circumstances exist which could not have been foreseen by the parties or which were excluded from the assumptions made by both parties in agreeing to the fee set forth in Section 10.1 and (b) such circumstances render the completion of the DEVELOPMENT and PRODUCTION materially more costly than had been foreseen by the parties, SIEGFRIED shall notify MOMENTA in writing. Upon receipt of such notification, the parties shall use good faith efforts to agree on as minimal a modification of the fee set forth in Section 10.1 as is reasonably required by the unforseen or changed circumstance. If the parties agree on an associated increase in cost, SIEGFRIED shall proceed with the DEVELOPMENT and PRODUCTION. If the parties do not agree on an associated increase in cost, SIEGFRIED shall have the right to proceed with DEVELOPMENT and PRODUCTION or treat the circumstances as a technical obstacle and terminate this Agreement in accordance with clause (b) of Section 9.2.

10.3 Delivery of ENOXAPARIN and PRODUCT shall be "ex works PENNSVILLE, NEW JERSEY" as defined in the current INCOTERMS.

11.     SUBCONTRACTING

11.1 SIEGFRIED shall not be entitled to engage any subcontractor for the DEVELOPMENT or the PRODUCTION without the prior written consent of MOMENTA. If a subcontractor is appointed, SIEGFRIED shall be responsible for all work performed by such subcontractor. The parties acknowledge in advance that SIEGFRIED does not have the in-house capability to assay for certain biological activities for quality control purposes, and that MOMENTA and SIEGFRIED will mutually agree on appropriate third party subcontractors to conduct such assays on behalf of SIEGFRIED.

11.2 In the event that MOMENTA requests a modification of the process pertaining to the DEVELOPMENT of ENOXAPARIN or the PRODUCTION of PRODUCT for which SIEGFRIED believes the expertise of a subcontractor is reasonably necessary and MOMENTA is unwilling to approve such a subcontractor, SIEGFRIED shall have the right to treat such refusal as a technical obstacle and terminate this Agreement pursuant to clause (b) of Section 9.2.

11.3 MOMENTA shall be entitled to join any audit conducted by SIEGFRIED of a supplier of raw material or of a subcontractor.

12.     WARRANTIES

12.1 Each party represents and warrants that, as of the effective date of this Agreement, it is not a party to any agreement, contract, arrangement or the like with any third party, or under any obligation or restriction, including, without limitation, pursuant to its charter documents or by laws, which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement.

12.2 SIEGFRIED makes no representation or warranty that the processes used in developing or producing ENOXAPARIN or PRODUCT or that the production, use or importation of ENOXAPARIN or PRODUCT, would not infringe any patent or other proprietary right belonging to a third party. Notwithstanding the foregoing, SIEGFRIED represents and warrants to MOMENTA that, as of the effective date of this Agreement, it has not received any notice from any third party that the practice of the SIEGFRIED IP infringes any patent or other proprietary rights of any third party and SIEGFRIED has no knowledge of any third party patent or proprietary rights that might be infringed by the practice of the SIEGFRIED IP. Further, SIEGFRIED represents and warrants to MOMENTA that it will not knowingly use any infringing or misappropriated SIEGFRIED IP in the DEVELOPMENT or PRODUCTION.

13.     PRODUCT QUALITY, INDEMNIFICATION AND INSURANCE

13.1 In the case of a material error by SIEGFRIED which results in an inability to achieve the goals for the DEVELOPMENT or PRODUCTION within the parameters or timelines agreed to in Appendices B and E, SIEGFRIED shall inform MOMENTA immediately and exercise diligent efforts to correct the error so that the goals for the DEVELOPMENT and PRODUCTION are achieved within the parameters agreed to in Appendix B as soon as possible thereafter.

13.2 In the event that MOMENTA believes it is justified in rejecting PRODUCT because it does not meet the requirements of Section 2.5, MOMENTA shall inform SIEGFRIED accordingly with a written notice delivered within forty-five (45) days from the date of receiving the PRODUCT. In any such case, the parties shall repeat the disagreed upon sampling and analysis. Should MOMENTA still believe it is justified in rejecting the PRODUCT following such repeated sampling and analysis, MOMENTA shall have the right to engage an independent third party to perform the disagreed upon sampling and analysis. Should the results show that the PRODUCT does not meet the requirements of Section 2.5, SIEGFRIED shall exercise diligent efforts to replace the PRODUCT as soon as possible thereafter and shall be responsible for the cost of the replacement raw materials (other than the heparin) and the sampling and analysis conducted by the independent third party.

13.3 MOMENTA shall, at all times during the term of this Agreement and thereafter, indemnify, defend and hold harmless SIEGFRIED, and its directors, officers, employees and AFFILIATES (the "Other SIEGFRIED Indemnified Parties"), from and against any and all third party product liability claims, proceedings, demands and liabilities, of any kind whatsoever, including legal expenses and reasonable attorneys' fees, arising out of the death of or injury to any person or out of any damage to property resulting from the production, use or consumption of any ENOXAPARIN or PRODUCT developed or produced pursuant to this Agreement, excluding any such losses resulting from the failure of the PRODUCT to meet the requirements of Section 2.5 or the negligence or misconduct of SIEGFRIED.

13.4 SIEGFRIED shall, at all times during the term of this Agreement and thereafter, indemnify, defend and hold harmless MOMENTA, and its directors, officers, employees and AFFILIATES (the "Other MOMENTA Indemnified Parties"), from and against any and all third party product liability claims, proceedings, demands and liabilities, of any kind whatsoever, including legal expenses and reasonable attorneys' fees, arising out of the death of or injury to any person or out of any damage to property resulting from the production, use or consumption of any ENOXAPARIN or PRODUCT developed or produced pursuant to this Agreement where such losses result from the failure of the PRODUCT to meet the requirements of
Section 2.5 or the negligence or misconduct of SIEGFRIED.

13.5 Prior to the first use in humans of any ENOXAPARIN or PRODUCT developed or produced pursuant to this Agreement, each party shall obtain and carry in full force and effect commercial general liability insurance, including clinical trial product liability insurance, which shall protect the other party with respect to events covered by Sections 13.3 and 13.4. Such insurance shall be written by a reputable insurance company authorized to do business in the United States of America, shall list the other party as an additional named insured thereunder, and shall require thirty (30) days written notice to be given to the other party prior to any cancellation or material change thereof. The limits of such insurance shall not be less than one million dollars ($1,000,000) per occurrence with an aggregate of three million dollars ($3,000,000) for personal injury, including death, and one million dollars ($1,000,000) per occurrence with an aggregate of three million dollars ($3,000,000) for property damage. Each party shall provide the other party with a certificate of insurance evidencing the same.

13.6 MOMENTA shall, at all times during the term of this Agreement and thereafter, indemnify, defend and hold harmless SIEGFRIED and the Other SIEGFRIED Indemnified Parties, from and against any and all third party liability claims, proceedings, demands and liabilities, of any kind whatsoever, including legal expenses and reasonable attorneys' fees, arising out of any alleged infringement of any patent or other intellectual property right held by a third party in connection with the DEVELOPMENT or PRODUCTION or the use or importation of any ENOXAPARIN or PRODUCT developed or produced pursuant to this Agreement, excluding any such losses resulting from a breach by SIEGFRIED of the representation and warranty set forth in Section 12.2.

13.7 SIEGFRIED shall, at all times during the term of this Agreement and thereafter, indemnify, defend and hold harmless MOMENTA and the Other MOMENTA Indemnified Parties, from and against any and all third party liability claims, proceedings, demands and liabilities, of any kind whatsoever, including legal expenses and reasonable attorneys' fees, arising out of any alleged infringement of any patent or other intellectual property right held by a third party in connection with the DEVELOPMENT or PRODUCTION or the use or importation of any ENOXAPARIN or PRODUCT developed or produced pursuant to this Agreement where such losses resulting from a breach by SIEGFRIED of the representation and warranty set forth in Section 12.2.

13.8 If party or any of its associated indemnified parties intends to claim indemnification under this Article 13, such party shall promptly notify the other party in writing of the action, claim or other matter in respect of which such party or any of its associated indemnified parties intends to claim such indemnification. Such party shall permit, and, in order for any of its associated indemnified parties to be indemnified pursuant to this Article 13, shall cause such associated indemnified parties to permit, the other party to solely control the defense and/or settlement of such action, claim or other matter. No such action, claim or other matter shall be settled by such party or any of its associated indemnified parties without the prior written consent of the other party. Such party and its associated indemnified parties who seek to be indemnified pursuant to this Article 13 shall fully cooperate with the other party and its legal representatives in the investigation and defense of any action, claim or other matter covered by the indemnification obligations of this
Article 13. Such party and its associated indemnified parties shall have the right, but not the obligation, to be represented in such defense by counsel of their own selection and at their own expense.

13.9 In the event a claim is based partially on an indemnified claim and partially on a non-indemnified claim, or based partially on a claim indemnified by one party and partially on a claim indemnified by the other party, any payments in connection with such claims are to be apportioned between the parties in accordance with the degree of cause attributable to each party.

14.     MISCELLANEOUS

14.1 The working language for DEVELOPMENT and PRODUCTION under this Agreement, the execution of this Agreement, and the interpretation of the terms of this Agreement shall be the English language.

14.2 Neither this Agreement, nor any of the rights or obligations hereunder, may be assigned by either party without the prior written consent of the other party, except that (a) either party may assign this Agreement, whether by operation of law, contract, or otherwise, without such consent, to a third party who acquires all or substantially all of the assets of the assigning party or at least 50% of the capital stock of the assigning party, whether by sale of stock, merger or similar transaction, or otherwise acquires all or substantially all of the business of the assigning party and (b) MOMENTA may assign this Agreement, without such consent, to a third party who enters into an agreement with MOMENTA pertaining to the development and commercialization of ENOXAPARIN, provided in each instance that such third party agrees to be subject to and bound by all of the terms and conditions of this Agreement. Notwithstanding the foregoing, in the case of an assignment by MOMENTA to a major pharmaceutical company, such major pharmaceutical company shall be entitled to self-insure under
Section 13.5. Any purported assignment in contravention of this Section 14.2 shall be null and void and of no effect.

14.3 Either party shall be excused from performing its obligation under this Agreement if its performance is delayed or prevented by any cause beyond such party's control, including but not limited to, act of God, fire, explosion, weather, disease, war, insurrection, civil strife, riots, government action, or power failure. Performance shall be excused only to the extent of and during the reasonable continuance of such disability. Any deadline or time for performance specified in an appendix to this Agreement that falls due during or subsequent to the occurrence of any of the disabilities referred to herein shall be automatically extended for a period of time equal to the period of such disability. SIEGFRIED shall immediately notify MOMENTA if, by reason of any of the disabilities referred to herein, SIEGFRIED is unable to meet any deadline or time for performance specified in an appendix to this Agreement. The foregoing shall not be construed to alter MOMENTA's rights under Section 9.3.

14.4 Nothing herein, or in any appendix to this Agreement, shall be deemed or construed to constitute or create between the parties hereto a partnership, joint venture, agency, or other relationship other than as expressly set forth herein. Neither party shall be responsible for the acts or omissions of the other party, and neither party will have authority to speak for, represent or obligate the other party in any way without prior written authority from the other party.

14.5 This Agreement and the appendices to this Agreement, which appendices are deemed to be a part of this Agreement for all purposes, contain the full understanding of the parties with respect to the subject matter hereof and supersede all prior understandings and writings relating thereto. No waiver, alteration or modification of any of the provisions hereof shall be binding unless made in writing and signed by the parties.

14.6 In the event that any term of this Agreement shall violate any applicable statute, ordinance or rule of law in any jurisdiction in which it is used, or otherwise be unenforceable, such provision shall be ineffective to the extent of such violation without invalidating any other provision hereof.

14.7 Each party represents and warrants to the other that it has the legal power, authority and right to enter into this Agreement and to perform its respective obligations set forth herein. This Agreement has been duly executed and delivered by each party and constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its terms.

14.8 This Agreement may be executed in counterparts, including signatures by facsimile, each of which shall be deemed an original, but all of which together shall constitute but one and the same Agreement.

14.9 This Agreement shall be governed and interpreted in accordance with the laws of the State of New Jersey.


In WITNESS WHEREOF, the parties have had this Agreement signed by their duly authorized representatives, all as of the effective date.


SIEGFRIED (USA), INC.                           SIEGFRIED LTD

By: /S/ DONALD D. BELL                           By: /s/ DENNIS P. BAUER
   --------------------------                      -----------------------------

Title:   President                              Title: VP - Business Areas (USA)
      -----------------------                         --------------------------

Date:    Oct. 6, 2003                           Date:  October 3, 2003
     ------------------------                        ---------------------------


MOMENTA PHARMACEUTICALS, INC.

By: /s/ JOSEPH E. TYLER
   --------------------------

TITLE: Vice President
      ---------------------------

DATE:  October 10, 2003
      ---------------------------

                                   APPENDIX A.

                            Description of ENOXAPARIN


Product Name: Enoxaparin Sodium


Molecular formula: [**]


Molecular weight: [**]


Structural formula:


                                      [**]


CAS - number: [**]

                                   APPENDIX B.

                           DEVELOPMENT and PRODUCTION


GENERAL

The following Scope of Work is based on MOMENTA's Request for Proposal for the development and production of ENOXAPARIN dated February 14, 2003, the process described therein, and additional technical information provided by MOMENTA. Unforeseen circumstances and changes in the assumptions of the parties are dealt with in Sections 9.2, 10.2 and 11.2 of the Agreement.

ASSUMPTIONS

The following set of assumptions form the basis for the Scope of Work:

The overall process yield will be [**].

SIEGFRIED will conduct [**].

SIEGFRIED will conduct [**].

SIEGFRIED will conduct [**].

SIEGFRIED will conduct [**].


SCOPE OF WORK

PHASE I - LABORATORY

[**] provided by MOMENTA.

[**] provided by MOMENTA and implement [**].

Identify [**].

Develop [**].

Deliver [**].

Characterize [**].

Conduct safety testing on [**].

Screen [**].

Provide laboratory report on the development work conducted and the final laboratory scale process.


PHASE II - PILOT PRODUCTION

Prepare [**] in accordance with the [**].

[**] with the exception of [**].

Produce [**].

[**], provide MOMENTA with all [**].

Conduct [**].

Provide [**].

Provide project summary report following completion of pilot production.

                                   APPENDIX C.

                       Draft Specifications for ENOXAPARIN

       TEST                         METHOD                 EP SPECIFICATIONS            USP SPECIFICATIONS
----------------------------------------------------------------------------------------------------------------
Description                   Visual                  [**]

[**]                          [**]                    [**]                          [**]

[**]                          [**]                    [**]                          [**]

[**]                          [**]                    [**]                          [**]

[**]                          [**]                    [**]                          [**]

[**]                          [**]                    [**]                          [**]

[**]                          [**]                    [**]                          [**]

[**]                          [**]                    [**]                          [**]

[**]                          [**]                    [**]

[**]                          [**]                    [**]                          [**]

[**]                          [**]                    [**]                          [**]

[**]                          [**]                    [**]                          [**]

[**]                          [**]                    [**]                          [**]

[**]                          [**]                    [**]                          [**]

                                   APPENDIX D.

                               Pricing Assumptions

-    Heparin will be provided to SIEGFRIED at no cost to SIEGFRIED.

-    The cost for the [**] will be $[**] per kilogram.

- The third party cost associated with the performance of quality control assays of biological activities is excluded from the total due SIEGFRIED.

PAYMENT SCHEDULE:

- [**] percent ([**]%) of the total cost due under Section 10.1 will be due on November 1, 2003, provided that Momenta and Siegfried may mutually agree to an acceleration of the initial work contemplated under this Agreement and an earlier payment of this amount.

- [**] percent ([**]%) of the total cost due under Section 10.1 of the Agreement will be due [**].

- The balance of the total due under Section 10.1 of the Agreement will be due upon completion of PRODUCTION.

                                   APPENDIX E:

                                    Schedule


The following completion dates are conditioned upon MOMENTA's fulfilment of its obligations to SIEGFRIED under Sections 3.1 and 3.2 of the Agreement on a timely basis.

PHASE I COMPLETION DATE:     [**] from execution of the Agreement.


PHASE II COMPLETION DATE:    [**] from approval of MASTER PRODUCTION RECORD and
                             SPECIFICATIONS by MOMENTA

                          Momenta Pharmaceuticals, Inc.
                                43 Moulton Street
                         Cambridge, Massachusetts 02138

                                    February 14, 2004

Mr. Scott M. Powers
Siegfried (USA), Inc.
33 Industrial Park Road
Pennsville, NJ 08070

Dear Scott:

Reference is made to the Development and Production Agreement for Active Pharmaceutical Ingredient between Siegfried (USA), Inc. and Siegfried Ltd. ("SIEGFRIED") and Momenta Pharmaceuticals, Inc. ("MOMENTA") dated October 10, 2003 (the "Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Agreement.

MOMENTA hereby engages SIEGFRIED to undertake the additional development work set forth on Appendix A to this Letter Agreement (the "ADDITIONAL DEVELOPMENT WORK"). The ADDITIONAL DEVELOPMENT WORK shall be conducted under the terms and conditions of the Agreement, with the following modifications:

     1. SIEGFRIED shall use commercially diligent efforts to undertake the ADDITIONAL DEVELOPMENT WORK with the goal of completing the work within [**] of initiation of the work.

     2. MOMENTA shall pay SIEGFRIED a total fee of [**] U.S. Dollars ($[**]) for the ADDITIONAL DEVELOPMENT WORK. [**] percent ([**]%) of such fee shall be due and payable upon initiation of the work and the remaining [**] percent ([**]%) shall be due and payable upon the issuance of a final development report by SIEGFRIED which is reasonably satisfactory to MOMENTA. Invoicing and payment shall be in accordance with Section
          10.1 of the Agreement. For purposes of Section 9.4 of the Agreement, the foregoing fee shall be attributed to the ADDITIONAL DEVELOPMENT WORK.

     3. MOMENTA shall be responsible for supplying the necessary quantities of heparin for the ADDITIONAL DEVELOPMENT WORK in accordance with Section
          3.2 of the Agreement.

     4. At the conclusion of the ADDITIONAL DEVELOPMENT WORK, or earlier if the parties so agree, the parties shall agree upon the production of ENOXAPARIN and/or PRODUCT to be undertaken by SIEGFRIED under the Agreement.

If the foregoing is in conformity with your understanding, please execute both copies of this Letter Agreement and return one fully-executed copy to me.

                             Very truly yours,


                             /s/ JOSEPH E. TYLER
                              Joseph E. Tyler

Agreed and accepted:


SIEGFRIED (USA), INC.

By:  /s/ SCOTT POWERS    Feb. 18, 2004
   ----------------------------------------

SIEGFRIED LTD.

By:  /s/ DENNIS P. BAUER
   ------------------------------------------------

                                   APPENDIX A

                                      [**]
                         WORK AT SIEGFRIEDM-ENOX PROJECT


STEP 1
[**]

   [**]
   [**]
   [**]
   Maintain [**]
   Maintain [**]
   [**]
   Will use[**]
   [**]
   [**]

STEP 2
[**]
      [**]
      [**]
      [**]
      [**]
      Will use [**]
      [**]
      [**]
      [**]
[**]
      [**]
      [**]

[**]
      [**]
      [**]
      [**]
      [**]
      [**]
      [**]
      [**]
[**]
      [**]
      [**]

STEP 3

[**]
      [**]
      Use [**]
      [**]
      Current [**]
      Add [**]
      [**]
          Add [**]
          Complete [**]
          Start [**]
      [**]
[**]
      [**]
      [**]
      [**]
      [**]
      [**]